Exhibit 99.2
3M Resolves PFAS-Related Claims with the State of New Jersey

The agreement, which is subject to court approval, includes:

•A pre-tax present value commitment of approximately $210 million to resolve the legacy Chambers Works litigation and other elements of the settlement.

•A pre-tax present value commitment of approximately $75 million to resolve current and future statewide claims, starting in 2030 and running through 2050.

ST. PAUL, Minn. – 3M (NYSE: MMM) has reached an agreement that resolves all legacy claims related to the Chambers Works site in Salem County, New Jersey, currently owned by The Chemours Company and, before that, by DuPont. In addition, the settlement extends to PFAS-related claims that the State of New Jersey and its departments have, or may in the future have, against 3M.

This agreement is another important step toward reducing risk and uncertainty on these legacy issues, allowing 3M to focus on its strategic priorities. In 2000, 3M announced it was voluntarily exiting PFOA and PFOS manufacturing and, in 2022, that it would discontinue all PFAS manufacturing by the end of 2025. 3M remains on track to do so.

In the agreement, the State specifically recognized that 3M "has taken actions, which other companies have not taken, to cease manufacturing" PFAS.

The company remains focused on creating shareholder value and positioning 3M for success by driving profitable growth, embedding a culture of operational excellence across the enterprise, and advancing our capital allocation priorities.

Chambers Works
This was a case brought by the State of New Jersey seeking damages for contamination emanating from a site owned for decades by DuPont and now owned by The Chemours Company. Multiple contaminants other than PFAS are alleged to be at issue over many years. Historically, 3M supplied PFAS to DuPont at the site but discontinued that supply in 2001.

Statewide Claims
While resolving legacy PFAS claims related to the Chambers Works site, 3M also used the opportunity to resolve broader statewide PFAS claims that the State and its departments have, or may in the future have, against 3M. The agreement provides finality and certainty for these claims without further litigation.

This agreement is not an admission of liability. If the agreement is not approved by the court or certain agreed terms are not fulfilled, 3M is prepared to continue to defend itself in litigation.

Financial Considerations
Under the terms of the agreement, 3M has agreed to contribute amounts payable over 25 years. The payment structure provides predictable cash flow with payments aligned to reflect other company obligations.

3M expects to record a pre-tax charge of approximately $285 million in the second quarter of 2025 and intends to reflect it as an adjustment in arriving at results. This pre-tax charge includes:
•$210 million for the settlement for Chamber Works and other elements of the settlement.
•$75 million for existing and future PFAS-related claims by the State representing the present value of payments starting in 2030 and running through 2050.

Additional details will be included in 3M’s filings with the Securities and Exchange Commission and on the investor relations website at https://investors.3m.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the use of words such as "plan," "expect," "aim," "believe," "project," "target," "anticipate," "intend," "estimate," "will," "should," "could," "would," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Forward-looking information is based on management's estimates, assumptions, and projections, and is subject to significant uncertainties and other factors, many of which are beyond 3M's control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to, whether the court approved PWS Settlement will be appealed, the filing of additional, or the outcome of any other pending or future, litigation relating to PFAS or related products or chemistries, costs of remediation obligations relating to PFAS or related products or chemistries, whether the Company's insurance recovery activities will be successful, changes in related laws or regulations, or the impact of the settlement, any litigation or related matters on 3M's financial condition. Additional important risk factors that could cause future actual results or events to differ materially are the following: (1) worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions and other factors beyond the Company's control, including inflation, recession, military conflicts, natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) foreign currency exchange rates and fluctuations in those rates; (3) risks related to certain fluorochemicals, including liabilities related to claims, lawsuits, and government regulatory proceedings concerning various PFAS-related products and chemistries, as well as risks related to the Company's plans to exit PFAS manufacturing and discontinue use of PFAS across its product portfolio; (4) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2023 and any subsequent quarterly reports on Form 10-Q (the "Reports"); (5) competitive conditions and customer preferences; (6) the timing and market acceptance of new product and service offerings; (7) the availability and cost of purchased components, compounds, raw materials and energy due to shortages, increased demand and wages, supply chain interruptions, or natural or other disasters; (8) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (9) the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from portfolio management actions and other evolving business strategies; (10) operational execution, including the extent to which the Company can realize the benefits of planned productivity improvements, as well as the impact of organizational restructuring activities; (11) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans; (12) the Company's credit ratings and its cost of capital; (13) tax-related external conditions, including changes in tax rates, laws or regulations; (14) matters relating to the spin-off of the Company's Health Care business; and (15) matters relating to Combat Arms Earplugs ("CAE"), including those relating to, the August 2023 settlement that is intended to resolve, to the fullest extent possible, all litigation and alleged claims involving the CAE sold or manufactured by the Company's subsidiary Aearo Technologies and certain of its affiliates and/or 3M. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The Company assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

About 3M
3M (NYSE: MMM) believes science helps create a brighter world for everyone. By unlocking the power of people, ideas, and science to reimagine what’s possible, our global team uniquely addresses the opportunities and challenges of our customers, communities, and planet. Learn how we’re working to improve lives and make what’s next at 3M.com/news.

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Contacts
3M
Investor Contacts:

Diane Farrow, 612-202-2449
or
Eric Herron, 651-233-0043

Media Contact:
Allie Fjelstad, afjelstad@mmm.com